Exhibit 5.1

September 28, 2009

Sierra Bancorp

86 North Main Street

Porterville, California 93257

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by the selling stockholders listed in the Registration Statement under “Selling Stockholders” (the “Selling Stockholders”) of the up to 1,935,000 shares of the common stock, without par value, of Sierra Bancorp (collectively, the “Shares”) of Sierra Bancorp (the “Company”).

In connection with this opinion, we have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. In our examination, we have assumed, without independent investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) appropriate certificates evidencing the Shares will be executed and delivered upon sale of the Shares, and (iii) all applicable securities laws are complied with; it is our opinion that the Shares will be legally issued, fully paid and nonassessable.

In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than General Corporation Law of the State of California. This opinion is limited to the matters set forth herein and no other opinion should be inferred beyond the matters expressly stated. The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

Sierra Bancorp

September 28, 2009

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ King, Holmes, Paterno & Berliner

King, Holmes, Paterno & Berliner